UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

Sooner Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10026-A South Mingo Road #297

Tulsa, Oklahoma 74133

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (918)-625-1557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 3, 2014, the stockholders of Sooner Holdings, Inc. f/k/a Syntroleum Corporation (“Sooner” or the “Company”) approved: (i) the sale of substantially all of the assets of Sooner to REG Synthetic Fuels, LLC in exchange for shares of common stock (“Shares”) of Renewable Energy Group, Inc. (“REG”), the parent company of REG Synthetic Fuels, LLC, (ii) the liquidation of all assets of Sooner, and (iii) the dissolution of Sooner.

The sale was structured as a tax-free “reorganization” under Section 368(a)(1)(C) of the Internal Revenue Code, requiring that all assets of Sooner, including the Shares received as consideration in the sale, be distributed to common stockholders of Sooner within twelve (12) months of the date of closing of the sale, or June 3, 2015.

In connection with the sale, the stockholders of Sooner also approved, among other things, a Plan of Liquidation and Dissolution of Syntroleum Corporation (“Plan”) allowing Sooner’s Board of Directors to liquidate Sooner in accordance with an applicable provision of the Delaware General Corporation Law, including Sections 280 and 281(a) or 281(b), and the power of the Board to, if deemed necessary in its discretion: (i) establish a liquidating trust for the benefit of the common stockholders of Sooner (“Beneficiaries”), subject to the claims of Sooner’s creditors, (ii) appoint one or more liquidating trustees, (iii) enter into a liquidating trust agreement, and (iv) transfer Sooner’s assets to such trust.

The Board has determined it will take longer than twelve (12) months to distribute all of the remaining assets of Sooner to its common stockholders, which assets are listed below.

In order to comply with the requirements of Section 368(a)(1)(C) of the Code such that the sale remains a tax-free “reorganization,” the Board, in accordance with the Plan, deemed it necessary, appropriate and desirable to: (i) establish a liquidating trust (“Trust”) for the benefit of the Beneficiaries, to be known as the “Sooner Holdings Trust,” subject to the claims of Sooner’s creditors, (ii) appoint Karen L. Power as trustee (“Trustee”), (iii) enter into a Liquidating Trust Agreement with the Trustee (“Trust Agreement”) to transfer all right, title and interest in, to and under the remaining assets of Sooner to the Trust effective May 6, 2015, for the sole purpose of distributing the Trust assets to the Beneficiaries, pursuant to and in accordance with the Trust Agreement and the Plan, and (iv) transfer any and all liabilities to the Trust for satisfaction or other resolution prior to distribution of the Trust assets to the Beneficiaries.

Pursuant to Section 8.1.2 of the Trust Agreement, on the Effective Date, the Trust Assets of the Sooner Holdings Trust consist of the following:

•	Cash in the amount of $2,411,453.68

•	160,585 Shares, with an aggregate market value of $1,392,271.95

The Trust shall terminate when the Trust no longer has any Trust Assets and the Trustee has completed wind-up of the Trust. If, as of June 17, 2017, (i) no claims have been asserted against Sooner and/or the Trust, or (ii) (a) any and all asserted Claims have been successfully resolved, by Final Order, agreement or otherwise, and (b) any and all Allowed Claims have been satisfied from the Trust Assets, then the Trustee shall distribute to the Beneficiaries all remaining Trust Assets, less such amounts as are reasonably necessary to pay all the costs and expenses of the Trust, and cause the Trust to wind-up and terminate.

If, as of the June 17, 2017, there are unresolved Claims and/or unsatisfied Allowed Claims, the Trustee shall not make any distributions to Beneficiaries until all such Claims have been resolved, by Final Order or otherwise. Solely upon the satisfaction of all Allowed Claims shall the Trustee make final distributions, and wind-up and terminate the Trust.

All distributions shall be subject to any withholding or reserve established pursuant to the Trust Agreement. Additionally, the Trustee may withhold from distribution to any Beneficiary any and all amounts, determined in the Trustee’s reasonable sole direction, to be required by any law, regulation, rule, ruling, directive, or other governmental requirement.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, as amended, that involve risks and uncertainties. These forward-looking statements include any statements regarding the Company’s operational plans. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Capitalized terms not defined herein have the meaning ascribed to them in the Trust Agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

(10.1)	Liquidating Trust Agreement, dated May 6, 2015 (excluding Exhibit B thereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2015

SOONER HOLDINGS, INC.

By:	/s/ Karen L. Power
Karen L. Power Chief Executive Officer